ISLE OF CAPRI CASINOS NAMES VIRGINIA MCDOWELL
PRESIDENT AND CHIEF OPERATING OFFICER

JAMES B. PERRY ELECTED TO BOARD OF DIRECTORS

Additions Bring Wide Ranging Gaming Experience to the Growing Company

ST. LOUIS, Mo., July 17/PRNewswire-FirstCall/ Isle of Capri Casinos, Inc. (NASDAQ: ISLE) announced today that Virginia McDowell has been named the Company’s President and Chief Operating Officer, and that James B. Perry has been elected as a member of the Company’s Board of Directors. Mr. Perry’s appointment to the Board is effective immediately, while Ms. McDowell is expected to assume her new position on July 30, 2007. Both appointments are subject to regulatory approval.

Ms. McDowell’s 26-year career in gaming has spanned a wide range of disciplines and areas of expertise, including marketing, operations, and technology. “With significant experience in both regional and destination markets, and her vast experience in virtually every aspect of our business, Virginia McDowell is exactly the right person to help lead our company as we focus on increasing the efficiency of our operations while continuing to stress financial discipline and targeted growth opportunities,” said Bernard Goldstein, chairman and chief executive officer.

Mr. Goldstein continued, “Our Board of Directors unanimously chose Virginia for the position of President and Chief Operating Officer because she knows our business, knows our customers and knows our markets. Throughout her career she has consistently exhibited the leadership and vision needed to continue the growth and development of our Company.”

Most recently, Ms. McDowell served as Executive Vice President and Chief Information Officer of Trump Entertainment Resorts, Inc. Prior to joining Trump Entertainment Resorts, Ms. McDowell spent eight years at Argosy Gaming Company in Alton, Illinois, joining the company as Vice President of Sales and Marketing, and ultimately holding the position of Senior Vice President of Operations. She began her gaming career in Atlantic City, holding a variety of executive positions over a 16-year time period.

“Isle of Capri has a strong base of existing properties, a sizeable database and a variety of exciting new projects that contribute to a growing brand portfolio. I am very optimistic that by building on the Company’s unique “Isle Style” culture, focusing on our operating fundamentals, continuing to develop and implement new technology initiatives and creating exciting new entertainment experiences for our customers, we can improve the Company’s performance and strengthen the Isle of Capri Casinos’ brands. I look forward to joining a very talented team” Ms. McDowell said.

Mr. Perry, one of the gaming industry’s most distinguished executives, is recognized for engineering the turnaround of Argosy Gaming Company beginning in 1997. During Mr. Perry’s tenure at Argosy, the company was considered an industry leader in EBITDA margins, and was recognized by several leading financial publications for financial stability, record growth and creation of shareholder value.

With nearly 30 years of experience leading major gaming operations and companies in regional and destination markets, Mr. Perry most recently served as the President, Chief Executive Officer and a member of the Board of Directors of Trump Entertainment Resorts, Inc. where he oversaw the renovation and expansion of the company’s three Atlantic City properties. Mr. Perry resigned from these positions effective July 1, 2007.

Mr. Goldstein commented, “We are pleased to welcome these two respected and talented executives to the Isle of Capri Casinos team at this exciting time in our history, when we have recently brought several major projects online, and we look forward to the significant contributions that they will make to a Company already recognized as a leading developer, owner and operator of regional branded gaming facilities.”

Ms. McDowell resides in St. Louis, Missouri with her husband and two children. She is active in community and charitable endeavors, currently serving as the Founding Board Chair and President of Gilda’s Club St. Louis, and serves as a member of the Presidents Advisory Board of Temple University in Philadelphia, Pennsylvania, where she earned her undergraduate degree in communications.

Mr. Perry resides in Santa Barbara, California with his wife and three children.

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Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 18 casino properties. The Company owns and operates casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri and a casino and harness track in Pompano Beach, Florida. The Company also operates and has a 57 percent ownership interest in two casinos in Black Hawk, Colorado. Isle of Capri Casinos' international gaming interests include a casino that it operates in Freeport, Grand Bahama, a casino in Coventry, England, and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England.

There are four Isle of Capri Casinos brands including "the isle," Isle of Capri, Colorado Central Station and Rhythm City, providing over 16,000 slot machines, 550 table games and 3,000 hotel rooms for our guests' enjoyment.

Statements in this press release regarding Isle of Capri Casinos' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,
Allan B. Solomon, Executive Vice President - 561.995.6660
Donn Mitchell, Chief Financial Officer - 314.813.9319
Jill Haynes, Senior Director of Corporate Communication - 314.813.9368

NOTE: Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com . Isle of Capri Casinos, Inc.'s home page is http://www.islecorp.com .

SOURCE Isle of Capri Casinos, Inc.